UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 19, 2021
Date of report (Date of earliest event reported)

Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 120
Norfolk, Nebraska	68701
(Address of Principal Executive Offices)	(Zip Code)

(301) 861-3305
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDOR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 19, 2021, Condor Hospitality Trust, Inc. (the “Company”) completed the sale of all the equity interests of the Company’s 15 indirectly owned subsidiaries (the “Portfolio Sale”), which each in turn owns one of the Company’s 15 hotels (the “Portfolio”), plus additional assets and other items related to the Portfolio, to B9 Cowboy Mezz A LLC, a Delaware limited liability company and an affiliate of Blackstone Inc. (the “Buyer”).

The Portfolio Sale was completed pursuant to the previously announced Hotel Purchase and Sale Agreement, dated September 22, 2021 (as amended from time to time, the “Purchase Agreement”), with the Buyer, pursuant to which the Company agreed to sell the Portfolio to Buyer and Buyer agreed to purchase the Portfolio for a purchase price of $305,000,000. Subject to certain credits and deductions and pursuant to the Purchase Agreement, the aggregate purchase price was paid in two parts: (i) in the form of a cash deposit of $15,000,000 paid by Buyer one day following the execution of the Purchase Agreement and (ii) in a cash amount paid at closing equal to the difference between the purchase price of $305,000,000, after certain credits and deductions, and the amount of the above deposit.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Unaudited pro forma consolidated financial information of the Company that gives effect to the Portfolio Sale as described in Item 2.01 of this Form 8-K will be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Condor Hospitality Trust, Inc.

Date: November 19, 2021	By:	/s/ Jill Burger
	Name:	Jill Burger
	Title:	Interim Chief Financial Officer and Chief Accounting Officer